Exhibit 99.1

Top Executive at PBS, BBC America, Viacom Productions, and NBC Entertainment Joins Clubhouse Media Advisory Board

LOS ANGELES, April 27, 2021 (GLOBE NEWSWIRE) — via InvestorWire – Clubhouse Media Group, Inc. (OTCMKTS:CMGR) (“Clubhouse Media” or the “Company”), an influencer-based marketing and media firm with a vast aggregate global social media reach, is excited to announce the addition of Perry Simon, former General Manager at PBS, former Managing Director at BBC Worldwide America, former President of Viacom Productions, and former Executive Vice President of Primetime at NBC Entertainment, to its official Advisory Board. Mr. Simon is currently the President of independent production company Shore View Entertainment.

“Perry is an iconic figure in the entertainment and media landscape and a genuine thought leader in the field of mission-driven mass media,” commented Chris Young, President of Clubhouse Media. “Having him on board is a game changer, given his depth and breadth of knowledge and experience, as well as his monumental industry access. He has been a central figure in the entertainment space for the past 35 years, building a network that likely rivals anyone in the industry, and consistently delivering when it comes to identifying and positioning talented people in the creation of impactful and engaging media content that scores with large audiences.”

In addition to joining the Company’s Advisory Board, Perry Simon has signed on to consult with Clubhouse Media, advising on non-profit and social impact activities as well as other business, financial, and organizational matters, and accessing his extensive entertainment industry relationships and knowledge for content development, acquisition, and deal structures.

“Clubhouse Media has quickly established itself as an influential voice reaching a vast youthful audience that I believe will help shape the future of social media,” remarked Mr. Simon. “I look forward to working with the Clubhouse Media team to create inventive, entertaining, and engaging content, and to help Clubhouse Media build greater awareness of today’s most pressing social issues, inspiring young people to appreciate the power they possess to make a positive difference.”

Over the past 20 years, Mr. Simon has been a central player at the top of the global entertainment industry, holding key executive positions at BBC Worldwide America, PBS, and Paul Allen’s Vulcan Productions. Over this period, he helped to facilitate the rapid growth of mission-driven programming, driving large gains in audience size and fan engagement, and winning multiple awards along the way (Golden Globes, Emmys, and Peabodys).

After receiving his Harvard MBA in 1980, Mr. Simon started his professional career at NBC Entertainment, rising to Executive Vice President of Primetime, where he helped develop and supervise some of television’s most iconic series, including “The Cosby Show,” “Cheers,” “The Golden Girls,” “Law and Order,” “L.A. Law,” “Miami Vice,” “Frasier,” and “Seinfeld.”

He took up the post of President at Viacom Productions in 1993, where he spent ten years managing the development and production of programming targeted for broadcast and cable networks, first-run syndication, international markets, home video, children’s markets, and evolving digital platforms, earning a number of awards in the process.

Along the way, he also worked as a special advisor to YouTube, where he helped to get the video social network off the ground and acquired by Google, and Electronic Arts, where he advised the game producer as it expanded popular gaming titles into the wider entertainment landscape.

Mr. Simon’s experience extends to the start-up and early-stage world, as well. He founded Shore View Entertainment in 2003, worked with YouTube from 2005 to 2007, and joined the C-suite at Sezmi Corporation, a Silicon Valley startup in the “over the top” television market, in 2006 where, among other accomplishments, he worked with Sezmi engineers and the advertising community to create a state-of-the-art interactive advertising platform, for which he received joint credit on the design patent.

Mr. Simon received his undergraduate degree from Stanford University before completing his MBA at Harvard Business School.

About Clubhouse Media

We believe Clubhouse Media represents the future of influencer media and marketing, with a global network of professionally run content houses, each of which has its own brand, influencer cohort and production capabilities. Clubhouse Media offers management, production and deal-making services to its handpicked influencers, a management division for individual influencer clients, and an investment arm for joint ventures and acquisitions for companies in the social media influencer space. Clubhouse Media’s management team consists of successful entrepreneurs with financial, legal, marketing, and digital content creation expertise.

Please follow us on Twitter: twitter.com/ClubhouseCMGR

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance.

Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the Company, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this release.

Corporate Contact

Simon Yu, MBA

Phone: +1-702-479-3016

Investor Relations

Tiger Marketing & Branding Agency

info@TigerGMP.com